August 16, 2018

Anita Fritz
10804 65th Ave NW
Gig Harbor, WA 98332

Anita,

We would like to make you the following offer based on a full time salaried position starting 12/15/18 as Vice President of Washington State Operations for Harbor Custom Homes, LLC.

1) $85,000 Annual Salary
2) 15 days paid Vacation - Annual
3) 5 days paid sick leave – Annual (may be combined with Vacation days)
4) 401-K Retirement Plan Participation commencing the month ending 60 days from your initial employment date.
5) Requested Monthly Medical Reimbursement of up to $500 in lieu of joining the Harbor Custom Homes Medical plan.

Job Description: Responsible for managing all interior and exterior selections of Harbor Custom Homes residential inventory, Coordinating with and supporting both our Superintendents and other field personnel as well as the Real Estate brokers representing Harbor Custom Homes. Additional duties may include but are not limited to: scheduling, vendor sourcing and other responsibilities as directed by Ownership. As Vice President of operations you will work closely with in house employees and be a team leader with the goal of helping Harbor Custom Homes achieve status as the leading independent area homebuilder.

Harbor Custom Homes, LLC

Sterling Griffin
Manager

I hereby accept this offer for full time employment as outlined above.

	8/16/18
Anita Fritz	Date

OFFICE ADDRESS - 11515 BURNHAM DR. NW GIG HARBOR, WA 98332